Exhibit 99.1

Proofpoint Announces Fourth Quarter and Full Year 2012 Financial Results

Fourth Quarter Highlights

•                        Total revenue of $28.6 million, up 26% year-over-year

•                        Subscription revenue of $27.5 million, up 29% year-over-year

•                        Billings of $36.7 million, up 37% year-over-year

•                        GAAP EPS loss of $0.17; Non GAAP EPS loss of $0.10

•                        Generated operating cash flow of $4.7 million and free cash flow of $2.7 million

SUNNYVALE, Calif., — January 31, 2013 — Proofpoint, Inc. (NASDAQ: PFPT), a leading security-as-a-service provider, today announced financial results for the fourth quarter and full year ended December 31, 2012.

“The fourth quarter marked a strong finish to the year, driven by our continued high win rates, expansion with our existing customers, record renewals and momentum with our strategic partners,” stated Gary Steele, chief executive officer of Proofpoint.  “Our efforts to strengthen our global sales infrastructure and enhance our cloud-based product portfolio are paying off, as evidenced by the growth of international revenues and continued diversity of our revenue streams.”

Steele continued, “Demand for our integrated, cloud-based security platform remained robust and our growth continued to significantly outpace the market as we further penetrate our mid-sized and enterprise class customers.  Looking forward, we entered 2013 with good momentum and remain well positioned to extend our technology leadership position and increase our global market share.”

Fourth Quarter 2012 Financial Highlights

•                  Revenue: Total revenue for the fourth quarter of 2012 was $28.6 million, an increase of 26% compared to $22.7 million in the prior-year period. Within total revenue, subscription revenue was $27.5 million, an increase of 29% on a year-over-year basis.  Hardware and services revenue contributed the remaining $1.2 million of total revenue for the fourth quarter of 2012.

•                  Billings: Total billings were $36.7 million for the fourth quarter of 2012, an increase of 37% compared to the fourth quarter of 2011.  The company defines billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period.

•                  Gross Profit: GAAP gross profit for the fourth quarter was $20.3 million compared to $14.9 million for the fourth quarter of 2011. Non-GAAP gross profit for the quarter was $20.9 million compared to $16.0 million in the year ago period.  Non-GAAP gross margin was 73% for the fourth quarter of 2012, compared to 70% during the same period last year.

•                  Operating Loss: GAAP operating loss for the fourth quarter was $5.5 million compared to a loss of $6.1 million during the fourth quarter last year.  Non-GAAP operating loss for the fourth quarter of 2012 was $3.1 million, compared to a loss of $3.6 million during the same period last year.

•                  Net Loss: GAAP net loss for the fourth quarter was $5.6 million or $0.17 per share based on 32.4 million weighted average diluted shares outstanding.  This compares to a GAAP net loss of $6.4 million or $1.52 per share based on 4.2 million weighted average diluted shares outstanding in the prior-year period.

Non-GAAP net loss for the fourth quarter of 2012 was $3.2 million or $0.10 per share based on 32.4 million weighted average diluted shares outstanding.  This compares to a loss of $4.0 million or $0.17 per share based on 23.8 million weighted average diluted shares outstanding during the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of 2012 was negative $1.8 million compared to negative $2.7 million for the fourth quarter of 2011.

•                  Cash and Cash Flow: As of December 31, 2012, Proofpoint had cash, cash equivalents and short term investments of $86.8 million, compared to $80.7 million as of September 30, 2012.

The company generated $4.7 million in net cash from operations for the fourth quarter of 2012 compared to $0.2 million during the fourth quarter of 2011.  The company generated $2.7 million in free cash flow for the quarter compared to negative $1.0 million during the fourth quarter of 2011.

Full Year 2012 Financial Highlights

•                  Revenue: Total revenue for the full year of 2012 was $106.3 million, an increase of 30% compared to $81.8 million in 2011. Within total revenue, subscription revenue was $101.5 million, an increase of 37% on a year-over-year basis.  Hardware and services revenue contributed the remaining $4.8 million of total revenue for 2012.

•                  Billings: Total billings were $116.9 million for the full year of 2012, an increase of 31% compared to 2011.

•                  Gross Profit: GAAP gross profit for the full year of 2012 was $73.1 million compared to $52.1 million for 2011. Non-GAAP gross profit for the year was $76.6 million compared to $56.3 million in 2011.  Non-GAAP gross margin was 72% for the full year of 2012, compared to 69% during 2011.

•                  Operating Loss: GAAP operating loss for the full year of 2012 was $19.7 million compared to a loss of $19.6 million during fiscal 2011.  Non-GAAP operating loss for the full year of 2012 was $9.1 million, compared to a loss of $10.4 million during 2011.

•                  Net Loss: GAAP net loss for the full year of 2012 was $20.5 million or $0.85 per share based on 24.1 million weighted average diluted shares outstanding.  This compares to a GAAP net loss of $20.1 million or $5.03 per share based on 4.0 million weighted average diluted shares outstanding in the prior-year period.

Non-GAAP net loss for the full year of 2012 was $9.9 million or $0.31 per share based on 31.8 million weighted average diluted shares outstanding, which assumes the company was public for the full year.  This compares to a loss of $10.9 million or $0.46 per share based on 23.6 million weighted average diluted shares outstanding during 2011.

•                  Adjusted EBITDA: Adjusted EBITDA for the full year of 2012 was negative $4.6 million compared to negative $7.2 million for 2011.

•                  Cash Flow: The company generated $6.6 million in net cash from operations for the full year of 2012 compared to negative $0.2 million during 2011.  The company generated $0.7 million in free cash flow for the full year compared to negative $5.1 million during 2011.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter and Recent Business Highlights:

•                  Announced that Microsoft and Proofpoint have agreed to extend their partnership agreement by another three years.

•                  Announced that VMware has implemented the Proofpoint suite of solutions, including enhanced archive, eDiscovery and compliance for the VMware Zimbra® platform.

•                  Positioned in the “Leaders” quadrant in Gartner’s 2012 Magic Quadrant for Enterprise Information Archiving.

•                  Named a “Leader” in The Forrester Wave: Email Content Security, Q4 2012 report — top ranked in categories including data leak prevention, product strategy, and performance and operations.

•                  Selected as a Readers Trust Award finalist in the “Best Email Security Solution” category for the 2013 SC Magazine Awards.

“We had a very strong finish to 2012 driven by exceptional execution and we are very pleased to have achieved positive free cash flow for the full year, which exceeded our expectations,” stated Paul Auvil, chief financial officer of Proofpoint.  “The combination of our strong billings performance, robust recurring revenue growth, record renewal rates, market-leading cloud-based product portfolio and solid overall pipeline of business, positions the company to maintain momentum in the year ahead.”

Financial Outlook

As of January 31, 2013 Proofpoint is providing guidance for its first quarter and full year 2013 as follows:

•                  First Quarter 2013 Guidance: Total revenue is expected to be in the range of $29.3 million to $29.5 million. Billings is expected to be in the range of $29.4 million to $29.9 million. Adjusted EBITDA loss is expected to be in the range of $2.8 million to $2.5 million. Non-GAAP EPS loss is expected to be in the range of $0.13 and $0.12 based on approximately 33.3 million weighted average diluted shares outstanding.

•                  Full Year 2013 Guidance: Total revenue is expected to be in the range of $126.0 million to $128.0 million. Billings is expected to be in the range of $144.0 million to $146.0 million. Adjusted EBITDA loss is expected to be in the range of $4.8 million and $4.5 million. Non-GAAP EPS loss is expected to be in the range of $0.36 and $0.35 based on approximately 34.5 million weighted average diluted shares outstanding.  Free cash flow, defined as operating cash flow less capital expenditure, is expected to be approximately positive $5.0 million, which assumes capital expenditures of $7.0 million to $8.0 million.

Quarterly Conference Call

Proofpoint will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to review the company’s financial results for the fourth quarter and full year ended December 31, 2012. To access this call, dial 800.818.6592 for the U.S. and Canada or 719.325.2207 for international callers with conference ID #4995884. A live webcast of the conference call will be accessible from the investor’s page of Proofpoint’s website at investors.proofpoint.com, and a recording will be archived and accessible at investors.proofpoint.com. An audio replay of this conference call will also be available through February 14, 2013, by dialing 877.870.5176 for the U.S. and Canada or 858.384.5517 for international callers and entering passcode #4995884.

About Proofpoint, Inc.

Proofpoint Inc. (NASDAQ:PFPT) is a leading security-as-a-service provider that focuses on cloud-based solutions for threat protection, compliance, archiving & governance and secure communications. Organizations around the world depend on Proofpoint’s expertise, patented technologies and on-demand delivery system to protect against phishing, malware and spam, safeguard privacy, encrypt sensitive information, and archive and govern messages and critical enterprise information. More information is available at www.proofpoint.com.

Proofpoint is a trademark or registered trademark of Proofpoint, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in the company’s business, future growth, market share and future financial results. It is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include: the effect of general economic conditions; specific economic risks in different geographies and among different industries; failure to maintain or increase renewals and increased business from existing customers; uncertainties related to continued success in sales growth and market share gains; failure to convert sales opportunities into definitive customer agreements; risks associated with successful implementation of multiple integrated software products and other product functionality; competition, particularly from larger companies with more resources than Proofpoint; risks related to new product introductions and innovation; the ability to attract and retain key personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; the time it takes new sales personnel to become fully productive; unforeseen delays in developing new technologies and the uncertain market acceptance of new products or features; technological changes that make Proofpoint’s products and services less competitive; risks associated with the adoption of, and demand for, the Security-as-a-Service model in general and by specific industries; risks related to integrating the employees, customers and technologies of acquired businesses; and the other risk factors set forth from time to time in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and the other reports we file with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and Proofpoint undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP gross profit. We define non-GAAP gross profit as GAAP gross profit plus stock-based compensation expense and the amortization of intangibles associated with acquisitions. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles associated with acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit versus gross profit calculated in accordance with GAAP. Non-GAAP gross profit excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP gross profit may differ from the components that our peer companies exclude when they report their non-GAAP results.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and evaluating non-GAAP gross profit together with gross profit calculated in accordance with GAAP.

Non-GAAP operating loss. We define non-GAAP operating loss as operating loss plus stock-based compensation expense and the amortization of intangibles associated with acquisitions. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles associated with acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating loss versus operating loss calculated in accordance with GAAP. For example, non-GAAP operating loss excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating loss may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating loss and evaluating non-GAAP operating loss together with operating loss calculated in accordance with GAAP.

Non-GAAP net loss. We define non-GAAP net loss as net loss plus stock-based compensation expense and the amortization of intangibles associated with acquisitions. We consider this non-GAAP financial measure to be a useful metric for management and investors for the same reasons that we use non-GAAP operating loss. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net loss the tax effects associated with stock-based compensation and the amortization of intangibles associated with acquisitions. We used a 6 percent effective tax rate to calculate non-GAAP net loss for the fourth quarter of 2012 and 2 percent for the fourth quarter of 2011. We believe that a 4-8% effective tax rate range is a reasonable estimate of the near-term normalized tax rate under our current global operating structure. The same limitations described above regarding our use of non-GAAP operating loss also apply to our use of non-GAAP net loss.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period.  We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP.  Billings include amounts that have not yet been recognized as revenue.  We may also calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Adjusted EBITDA. We define adjusted EBITDA as net loss, adjusted to exclude: depreciation, amortization of intangibles, interest income (expense), net, provision for income taxes, stock-based compensation, acquisition-related expense, other income, and other expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We do not place undue reliance on adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that they do not reflect our capital expenditures or future requirements for capital expenditures and that they do not reflect changes in, or cash requirements for, our working capital.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” section of our quarterly and annual reports filed with the SEC.

Proofpoint, Inc.

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenue:
Subscription	$27,460	$21,363	$101,470	$73,896
Hardware and services	1,189	1,328	4,825	7,942
Total revenue	28,649	22,691	106,295	81,838
Cost of revenue:(1)(2)
Subscription	6,928	6,640	28,342	24,193
Hardware and services	1,400	1,111	4,866	5,537
Total cost of revenue	8,328	7,751	33,208	29,730
Gross profit	20,321	14,940	73,087	52,108
Operating expense:(1)(2)
Research and development	6,487	5,363	24,854	19,779
Sales and marketing	15,451	12,606	55,202	42,676
General and administrative	3,834	3,054	12,705	9,237
Total operating expense	25,772	21,023	92,761	71,692
Operating loss	(5,451)	(6,083)	(19,674)	(19,584)
Interest income (expense), net	2	(42)	(108)	(300)
Other income (expense), net	(54)	(99)	(154)	113
Loss before provision for income taxes	(5,503)	(6,224)	(19,936)	(19,771)
Provision for income taxes	(91)	(201)	(521)	(370)
Net loss	$(5,594)	$(6,425)	$(20,457)	$(20,141)
Net loss per share, basic and diluted	$(0.17)	$(1.52)	$(0.85)	$(5.03)
Weighted average shares outstanding, basic and diluted	32,388	4,225	24,056	4,005

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$214	$85	$657	$366
Cost of hardware and services revenue	24	9	70	29
Research and development	460	379	1,869	1,247
Sales and marketing	801	558	3,103	1,976
General and administrative	439	226	1,622	930
Total stock-based compensation expense	$1,938	$1,257	$7,321	$4,548
(2) Includes intangible amortization expense as follows:
Cost of subscription revenue	$333	$963	$2,785	$3,772
Research and development	7	1	30	1
Sales and marketing	72	143	461	769
Total intangible amortization expense	$412	$1,107	$3,276	$4,542

Proofpoint, Inc.

Condensed Consolidated Balance Sheets

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	December 31,	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$39,254	$9,767
Short-term investments	47,554	2,947
Accounts receivable, net	18,115	15,789
Inventory	567	729
Deferred product costs, current	1,184	1,803
Prepaid expenses and other current assets	3,105	2,556
Total current assets	109,779	33,591
Property and equipment, net	8,560	7,353
Deferred product costs, noncurrent	326	987
Goodwill	18,557	18,557
Intangible assets, net	2,913	6,189
Other noncurrent assets	211	1,275
Total assets	$140,346	$67,952
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	2,496	$3,504
Accrued liabilities	12,080	10,061
Notes payable and lease obligations	1,658	467
Deferred rent	786	517
Deferred revenue	62,642	52,836
Total current liabilities	79,662	67,385
Notes payable and lease obligations, noncurrent	2,354	4,514
Other long term liabilities, noncurrent	402	85
Deferred revenue, noncurrent	24,217	23,404
Total liabilities	106,635	95,388

Convertible preferred stock, $0.0001 par value; no shares authorized, issued and outstanding as of December 31, 2012 and 19,712 shares authorized, 19,471 shares issued and outstanding at December 31, 2011, net of issuance costs and liquidation preference of $110,338	—	109,911
Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding at December 31, 2012; no shares authorized, issued and outstanding at December 31, 2011	—	—
Common stock, $0.0001 par value; 200,000 and 71,400 shares authorized at December 31, 2012 and December 31, 2011, respectively; 33,044 and 4,961 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	3	1
Additional paid-in capital	216,280	24,773
Accumulated other comprehensive income (loss)	3	(3)
Accumulated deficit	(182,575)	(162,118)
Total stockholders’ equity (deficit)	33,711	(137,347)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$140,346	$67,952

Proofpoint, Inc.

Condensed Consolidated Statements of Cash Flows

(On a GAAP basis)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Cash flows from operating activities
Net loss	$(5,594)	$(6,425)	$(20,457)	$(20,141)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,672	1,990	7,710	7,684
Provision for allowance for doubtful accounts	—	8	—	8
Stock-based compensation	1,938	1,257	7,321	4,548
Change in fair value of warrant liability	—	—	—	(66)
Change in fair value of contingent earn-outs	—	—	—	208
Changes in assets and liabilities:
Accounts receivable	(1,034)	(3,061)	(2,326)	(2,702)
Inventory	331	(266)	162	(144)
Deferred products costs	159	419	1,280	2,779
Prepaid expenses and other current assets	585	(434)	(548)	(778)
Noncurrent assets	43	(3)	97	168
Accounts payable	(1,783)	542	(683)	300
Accrued liabilities	386	2,273	3,163	722
Earn-out payment	—	(285)	—	(285)
Deferred rent	(52)	219	269	447
Deferred revenue	8,023	3,926	10,619	7,084
Net cash provided by (used in) operating activities	4,674	160	6,607	(168)
Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	12,342	2,070	15,493	2,791
Purchase of short-term investments	(10,779)	3	(60,095)	(5,080)
Purchase of property and equipment, net	(2,020)	(1,166)	(5,904)	(4,930)
Acquisitions of business (net of cash acquired)	—	26	—	(134)
Net cash provided by (used in) investing activities	(457)	933	(50,506)	(7,353)
Cash flows from financing activities
Proceeds from issuance of common stock, net of repurchases	3,955	333	6,060	1,199
Proceeds from initial public offering, net of offering costs	(34)	—	68,295	—
Proceeds of equipment financing loans	—	1,999	—	4,925
Repayments of equipment financing loans	(412)	(35)	(969)	(208)
Earn-out payment	—	(715)	—	(715)
Net cash provided by financing activities	3,509	1,582	73,386	5,201
Net increase (decrease) in cash and cash equivalents	7,726	2,675	29,487	(2,320)
Cash and cash equivalents
Beginning of period	31,528	7,092	9,767	12,087
End of period	$39,254	$9,767	$39,254	$9,767

Reconciliation of Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

GAAP gross profit	$20,321	$14,940	$73,087	$52,108
Plus Adjustments:
Stock-based compensation expense	238	94	727	395
Intangible amortization expense	333	963	2,785	3,772
Non-GAAP gross profit	20,892	15,997	76,599	56,275

GAAP operating loss	(5,451)	(6,083)	(19,674)	(19,584)
Plus:
Stock-based compensation expense	1,938	1,257	7,321	4,548
Intangible amortization expense	412	1,107	3,276	4,542
Non-recurring acquisition expense	—	97	3	125
Non-GAAP operating loss	(3,101)	(3,622)	(9,074)	(10,369)

GAAP net loss	(5,594)	(6,425)	(20,457)	(20,141)
Plus:
Stock-based compensation expense	1,938	1,257	7,321	4,548
Intangible amortization expense	412	1,107	3,276	4,542
Non-recurring acquisition expense	—	97	3	125
Non-GAAP net loss	(3,244)	(3,964)	(9,857)	(10,926)

Weighted average shares outstanding, basic and diluted	32,388	4,225	24,056	4,005
Plus:

Additional weighted average shares giving effect to initial public offering and conversion of convertible preferred stock at the beginning of the period	—	19,567	7,708	19,567
Shares used in computing Non-GAAP net loss per share, basic and diluted	32,388	23,792	31,764	23,572

Non-GAAP net loss, basic and diluted	$(0.10)	$(0.17)	$(0.31)	$(0.46)

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net Loss	$(5,594)	$(6,425)	$(20,457)	$(20,141)
Depreciation	1,260	883	4,434	3,142
Amortization of Intangible Assets	412	1,107	3,276	4,542
Interest (income) expense, net	(2)	42	108	300
Provision for Income Taxes	91	201	521	370
EBITDA	$(3,833)	$(4,192)	$(12,118)	$(11,787)

Stock Based Comp	$1,938	$1,257	$7,321	$4,548
Acquisition Related Expenses	—	97	3	125
Other Income	(6)	(1)	(18)	(141)
Other Expense	60	100	172	28
Adjusted EBITDA	$(1,841)	$(2,739)	$(4,640)	$(7,227)

Reconciliation of Total Revenue to Billings

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Total Revenue	$28,649	$22,691	$106,295	$81,838

Deferred Revenue
Ending	86,859	76,240	86,859	76,240
Beginning	78,836	72,259	76,240	69,101
Net Change	8,023	3,981	10,619	7,139

Billings	$36,672	$26,672	$116,914	$88,977

MEDIA CONTACT:	INVESTOR CONTACT:
ORLANDO DEBRUCE	SETH POTTER
PROOFPOINT, INC.	ICR FOR PROOFPOINT, INC.
408-338-6870	646-277-1230
ODEBRUCE@PROOFPOINT.COM	SETH.POTTER@ICRINC.COM